UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2015

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Raymond Croghan

On April 14, 2015, Raymond Croghan resigned from the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”), effective immediately.  Mr. Croghan’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Ian Bickley as a Director

On April 14, 2015, Ian Bickley was appointed to serve as a Class II director to fill the vacancy on the Board resulting from the resignation of Mr. Croghan.  Mr. Bickley was also appointed to serve on the Board’s Compensation Committee.

The Board also considered the independence of Mr. Bickley under the Nasdaq listing standards and concluded that Mr. Bickley is an independent director under the applicable Nasdaq standards.

As compensation for his service on the Board, Mr. Bickley will receive the Company’s standard compensation for non-employee directors.  There are no understandings or arrangements between Mr. Bickley and any other person pursuant to which he was selected as a director.

On April 14, 2015, the Company issued a press release regarding the appointment of Mr. Bickley to the Board and the resignation of Mr. Croghan, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: April 14, 2015	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President — Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 14, 2015.